UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

HILTON HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3427	36-2058176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9336 Civic Center Drive Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 278-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the completion of the merger of Hilton Hotels Corporation (“Hilton”) with an entity controlled by investment funds affiliated with The Blackstone Group L.P., as discussed in Item 5.01 below, Hilton and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), have entered into the First Supplemental Indenture dated as of October 24, 2007 (the “First Supplemental Indenture”), to the Indenture dated as of April 22, 2003 (the “2003 Indenture”), by and between Hilton and the Trustee (as successor to BNY Western Trust Company), relating to Hilton’s 3.375% Convertible Senior Notes due 2023 (the “Convertible Notes”).

The First Supplemental Indenture provides that, upon the completion of the Merger (as defined below), a holder of Convertible Notes will receive upon conversion thereof cash equal to $2,111.11 per $1,000 principal amount of Convertible Notes converted, representing the product of the conversion rate and the per share Merger consideration.

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, Hilton has entered into supplemental indentures (the “1997 Supplemental Indentures”) with the Trustee relating to proposed amendments to the Indenture dated as of April 15, 1997 (the “1997 Indenture”), by and between Hilton and the Trustee (as successor to BNY Western Trust Company and Morgan Guaranty Trust Company of New York), and the related officers’ certificates in respect of its 7.625% Notes due 2008, 7.200% Notes due 2009, 8.250% Notes due 2011, 7.625% Notes due 2012, 7.500% Notes due 2017, 7.430% Chilean Inflation-Indexed (UF) Notes due 2009  and 8.000% Quarterly Interest Bonds due 2031 (collectively, the “Securities”) and the Securities themselves.  The 1997 Supplemental Indentures were entered into in connection with Hilton’s previously announced tender offers and consent solicitations for the Securities.

The 1997 Supplemental Indentures amend the 1997 Indenture to eliminate substantially all of the restrictive covenants contained in the Securities, the 1997 Indenture and the related officers’ certificates and eliminate certain events of default, modify or eliminate covenants regarding consolidations, mergers and sale of assets and company reports and modify or eliminate certain other provisions, including, without limitation, certain provisions relating to defeasance contained in the Securities, the Indenture and the related officers’ certificates.  The 1997 Supplemental Indentures became operative on October 24, 2007 following the acceptance for payment of Securities validly tendered and not validly withdrawn pursuant to the tender offers as described in Item 5.01 below, Changes in Control of Registrant.

Item 5.01. Changes in Control of Registrant.

On October 24, 2007, Hilton completed the previously announced merger of Hilton with BH Hotels Acquisition Inc., an entity controlled by investment funds affiliated with The Blackstone Group L.P. (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of July 3, 2007, among Hilton, BH Hotels Acquisition Inc. and BH Hotels LLC.  In connection with the completion of the Merger, Hilton expects all of its securities listed on the New York Stock Exchange to be delisted from trading on such Exchange effective October 25, 2007.

Pursuant to the Merger, holders of Hilton’s common stock are entitled to receive $47.50 in cash, without interest, for each share of common stock that they own immediately prior to the effective time of the Merger.

On October 24, 2007, Hilton and The Blackstone Group issued the joint press release attached hereto as Exhibit 99.1 and incorporated into this Item 5.01 by reference announcing the completion of the Merger as described above.

Item 8.01. Other Events.

As of 8:00 a.m., New York City time, on October 24, 2007, the following principal amounts of Hilton's securities had been validly tendered and not withdrawn pursuant to the expiration date of Hilton’s cash tender offers for such securities: $363.7 million aggregate principal amount of its 7.625% Notes due 2008, $129.5 million aggregate principal amount of its 7.200% Notes due 2009, $290.7 million aggregate principal amount of its 8.250% Notes due 2011, $369.9 million aggregate principal amount of its 7.625% Notes due 2012, $145.1 million aggregate principal amount of its 7.500% Notes due 2017, $103.6 million aggregate principal amount of its 8.000% Quarterly Interest Bonds due 2031 and CLP67,715,000,000 aggregate principal amount of its 7.430% Chilean Inflation-Indexed (UF) CLP Notes due 2009.  All such securities have been accepted for payment pursuant to the tender offers.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 24, 2007 issued by Hilton Hotels Corporation and The Blackstone Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2007

Hilton Hotels Corporation

By:	/s/ TIM GLASSETT
Name:	Tim Glassett
Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number

99.1	Press Release dated October 24, 2007 issued by Hilton Hotels Corporation and The Blackstone Group.